UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

--------------------

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – May 1, 2018

(Date of earliest event reported – April 30, 2018)

honeywell international inc.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

115 TABOR ROAD, MORRIS PLAINS, NEW JERSEY	07950
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 1, 2018, Honeywell International Inc. (the “Company”) announced that Tom Szlosek, the Company’s Senior Vice President and Chief Financial Officer, has communicated his intention to retire from the Company for personal reasons effective as of August 3, 2018 (the “Transition Date”). Mr. Szlosek has agreed to continue to serve as Chief Financial Officer of the Company during a three-month period ending on the Transition Date.

Effective as of the Transition Date, subject to the approval of the Company’s Board of Directors, Greg Lewis, age 50, will be named as Mr. Szlosek’s successor as Senior Vice President and Chief Financial Officer of the Company and will become an officer of the Company at that time. Mr. Lewis began his career at the Company in 2006 as Chief Financial Officer of the former Performance Products business unit, a specialty chemicals and materials enterprise with a rapidly growing global footprint, and has held progressively senior finance roles since that time. Since October 2016, Lewis has served as Vice President, Enterprise Information Management, and overseen the elimination of 32 enterprise resource planning systems and put the Company on a path to drive significant savings over the next several years. Prior to that, Mr. Lewis served as Vice President and Chief Financial Officer for the former $16 billion Automation and Control Solutions (ACS) business group, where he played a central role in splitting the group into two nimbler, more focused units and was instrumental in the successful integration of several key acquisitions. Before that, Mr. Lewis served as Chief Financial Officer of Honeywell Process Solutions, where he helped support a business turnaround. Prior to that, Mr. Lewis served as the Company’s Vice President, Business Analysis and Planning.

Before joining the Company, Mr. Lewis spent three years in the plastics industry at Tyco International (“Tyco”), where he was Vice President of Finance and Chief Financial Officer for the A&E Products division and co-led that business’s divestiture. For five years prior to Tyco, Mr. Lewis held a number of finance leadership roles at The Stanley Works, including Finance Manager and Global FP&A Manager. Mr. Lewis began his career at Kraft Foods, where he held various operations finance roles, including Plant Controller. Mr. Lewis earned his bachelor’s degree in finance from the University of Connecticut and M.B.A. from Fordham University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2018	HONEYWELL INTERNATIONAL INC.

By: /s/ Anne T. Madden Anne T. Madden Senior Vice President, General Counsel and Corporate Secretary